Exhibit 4.2

Execution Version

SUPPLEMENTAL INDENTURE

by and among

M/I HOMES, INC.,

the Guarantors listed herein

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Dated as of September 11, 2012

AUTHORIZING THE ISSUANCE OF

3.25% Convertible Senior Subordinated Notes due 2017

(Supplemental to the Indenture dated as of September 11, 2012)

Certain Sections of this Supplemental Indenture relating to Sections 310 through 318,

inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Supplemental Indenture Section

§ 310	(a)(1)	Not Applicable
	(a)(2)	Not Applicable
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	14.02
§ 311	(a)	Not Applicable
	(b)	Not Applicable
§ 312	(a)	Not Applicable
	(b)	Not Applicable
	(c)	Not Applicable
§ 313	(a)	Not Applicable
	(b)	Not Applicable
	(c)	Not Applicable
	(d)	Not Applicable
§ 314	(a)	6.01
	(b)	Not Applicable
	(c)(1)	Not Applicable
	(c)(2)	Not Applicable
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	Not Applicable
§ 315	(a)	5.02
	(b)	8.15
	(c)	14.02
	(d)	5.02
	(e)	8.12
§ 316	(a)(1)(A)	8.02
		8.05
	(a)(1)(B)	8.04
	(a)(2)	Not Applicable
	(b)	8.08
	(c)	10.04
§ 317	(a)(1)	8.09
	(a)(2)	8.10
	(b)	Not Applicable
§ 318	(a)	Not Applicable

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Supplemental Indenture or the Indenture.

TABLE OF CONTENTS

		Page

ARTICLE I

SCOPE OF SUPPLEMENTAL INDENTURE; SUPREMACY; TRUST INDENTURE ACT MATTERS

SECTION 1.01.	Scope of Supplemental Indenture	1

ARTICLE II

DEFINITIONS

SECTION 2.01.	Definitions	2

ARTICLE III

AUTHORIZATION AND TERMS

SECTION 3.01.	Authorization	12
SECTION 3.02.	Terms	12
SECTION 3.03.	CUSIP and ISIN Numbers	16

ARTICLE IV

REPURCHASE

SECTION 4.01.	Right of Repurchase	16
SECTION 4.02.	No Redemption Prior to the Maturity Date	16
SECTION 4.03.	Repurchase at Option of Holder upon a Fundamental Change	16
SECTION 4.04.	Payment of Fundamental Change Repurchase Price	19
SECTION 4.05.	Repurchases Following Acceleration of the Notes	20
SECTION 4.06.	Covenant to Comply with Applicable Laws Upon Repurchases	21

ARTICLE V

SECURITY REGISTRAR OF SECURITIES; PAYING AGENT; CONVERSION AGENT; AND RIGHTS OF THE TRUSTEE

SECTION 5.01.	Appointment of Security Registrar, Paying Agent and Conversion Agent; and Rights of the Trustee	21
SECTION 5.02.	Certain Rights of the Trustee	21

-i-

-ii-

-iii-

-iv-

M/I HOMES, INC.

SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of September 11, 2012 (this “Supplemental Indenture”), is entered into among M/I Homes, Inc., an Ohio corporation (the “Company”), the Guarantors (as defined herein) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, this Supplemental Indenture is supplemental to the Indenture dated as of September 11, 2012 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), by and among the Company, the Guarantors and the Trustee;

WHEREAS, the Company has determined to authorize the creation of its 3.25% Convertible Senior Subordinated Notes due 2017 (the “Notes”), and desires to issue Notes in the aggregate principal amount of $57,500,000;

WHEREAS, pursuant to Section 301 of the Base Indenture, the Company may establish one or more series of Securities from time to time as authorized by a supplemental indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done.

NOW, THEREFORE, the parties hereto agree, as follows:

ARTICLE I

Scope of Supplemental Indenture; Supremacy

SECTION 1.01. Scope of Supplemental Indenture.

(a) The changes, modifications and supplements to the Base Indenture affected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and the Guarantees, which shall be limited in aggregate principal amount outstanding at any time to an aggregate principal amount of $57,500,000, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Except as specifically amended and supplemented by this Supplemental Indenture, the Base Indenture shall remain in full force and effect and is hereby ratified and confirmed.

(b) The Base Indenture is hereby amended and supplemented pursuant to Sections 201, 301 and 901 thereof to establish the terms of the Notes and the Guarantees, as set forth in the provisions of this Supplemental Indenture.

(c) The Base Indenture is hereby amended such that certain of its provisions shall not apply to the Notes and the Guarantees, as set forth below:

(i) with respect to Article FIVE of the Base Indenture, the following provisions shall not apply to the Notes and Guarantees: Section 501; Section 502; Section 503; Section 504; Section 506; Section 507; Section 508; Section 509; Section 512; Section 513; and Section 514;

(ii) the provisions of Articles FOUR, EIGHT, NINE, ELEVEN, TWELVE, THIRTEEN and FIFTEEN of the Base Indenture shall not apply to the Notes and Guarantees; and

(iii) with respect to Article FOURTEEN of the Base Indenture, the following provisions shall not apply to the Notes and Guarantees: Section 1401; Section 1402; Section 1403; Section 1404; Section 1405; Section 1406; Section 1407; Section 1408; Section 1409; Section 1410; Section 1411; Section 1413 and Section 1415.

(d) To the extent that the provisions of this Supplemental Indenture conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling with respect to the Notes and the Guarantees. Any term defined both in the Base Indenture and this Supplemental Indenture shall have the meaning given to such term in this Supplemental Indenture.

ARTICLE II

Definitions

SECTION 2.01. Definitions. The following terms shall have the meaning set forth below in this Supplemental Indenture. Except as otherwise provided in this Supplemental Indenture, all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Base Indenture. To the extent terms defined herein differ from terms defined in the Base Indenture the terms defined herein will govern for purposes of this Supplemental Indenture and the Notes.

“2018 Senior Notes” means the Company’s 8.625% Senior Notes due 2018.

“Additional Interest” shall have the meaning set forth in Section 8.14(a)(ii)(A) hereof.

“Adjusted Net Assets” shall have the meaning set forth in Section 11.06.

“Attributable Indebtedness,” when used with respect to any sale and leaseback transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining terms of any capitalized lease included in any such sale and leaseback transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding voting stock of the Company;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company;

(3) (a) all or substantially all of the assets of the Company and of its Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any person other than a wholly owned Restricted Subsidiary or one or more Permitted Holders or (b) the Company consolidates or merges with or into another person other than a wholly owned Restricted Subsidiary or one or more Permitted Holders or any person other than a wholly owned Restricted Subsidiary or one or more Permitted Holders consolidates or merges with or into the Company, in either case under this clause (3), in one transaction or a series of related transactions, provided that no Change of Control shall be deemed to have occurred if, immediately after the consummation thereof, persons owning Voting Stock representing in the aggregate 100% of the total voting power of the Voting Stock of the Company immediately prior to such consummation own Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee person; or

(4) the Company adopts a plan of liquidation or dissolution or any such plan is approved by the shareholders of the Company.

Notwithstanding the foregoing, if a transaction or transactions described in clause (3) above occurs, a “Change of Control” will not be deemed to have occurred pursuant to such clause if (a) 90% or more of the consideration in the transaction or transactions received by holders of the Common Stock consists of shares of common stock traded or to be traded immediately following such transaction or transactions on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) and (b) such consideration becomes the Reference Property into which the Notes are convertible pursuant to Section 12.09 of this Supplemental Indenture. The term “person,” as used in the definition of “Change of Control,” has the meaning given to it in Section 13(d)(3) of the Exchange Act.

“close of business” means 5:00 p.m. (New York City time).

“Closing Date” means September 11, 2012

“Common Stock” shall mean the Company’s common shares, par value $0.01 per share, subject to Section 12.09(a) of this Supplemental Indenture.

“Conversion Agent” shall have the meaning set forth in Section 3.02(g)(iii) hereof.

“Conversion Date” shall have the meaning set forth in Section 12.02(b) hereof.

“Conversion Notice” means a notice substantially in the form of the “Form of Conversion Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Conversion Obligation” shall have the meaning set forth in Section 12.01 hereof.

“Conversion Rate” shall have the meaning set forth in Section 12.01 hereof.

“Credit Agreement” means the Credit Agreement, dated June 9, 2010, among the Company, as borrower, and the banks and other financial institutions from time to time parties thereto as agents and lenders, and any related notes, guarantees, collateral and other security documents, instruments and agreements executed in connection therewith (including hedging obligations related to the indebtedness incurred thereunder), including, without limitation, by Subsidiaries, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, increases in the amount that may be borrowed thereunder and/or alterations of the maturity date thereof).

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiaries:

(1) the Credit Agreement;

(2) any agreement with banks or other financial institutions from time to time with respect to the issuance of letters of credit, including, without limitation, the letter of credit facilities, and any related notes, guarantees, collateral and other security documents, instruments and agreements executed in connection therewith, including, without limitation, by Restricted Subsidiaries, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, increases in the amount of letters of credit that may be borrowed thereunder and/or alterations of the maturity date thereof);

(3) the Indenture, dated November 12, 2010, with respect to the 2018 Senior Notes, including any amendments, supplements, modifications, extensions, renewals, restatements or refunding thereof and any indenture that replaces, refunds or refinances any of the notes thereunder; and

(4) one or more debt facilities (which may be outstanding at the same time) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans or other long-term Indebtedness, including any notes, mortgages, guarantees, collateral and other security documents, instruments and agreements executed in connection therewith, including, without limitation, by Restricted Subsidiaries, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refunding thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt Securities” means any bonds, notes, debentures or other debt securities issued by the Company under an indenture or under comparable documents to indentures used in jurisdictions outside of the United States.

“Default” means any event which, upon the giving of notice or passage of time or both, would be an Event of Default.

“Defaulted Amounts” shall have the meaning set forth in Section 3.02(f)(iv) hereof.

“Defaulted Interest” shall have the meaning set forth in Section 3.02(f)(v) hereof.

“Defaulted Interest Payment Date” shall have the meaning set forth in Section 3.02(f)(v) hereof.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Facilities; and

(2) any other Senior Indebtedness permitted under this Supplemental Indenture that, at the date of determination, has an aggregate principal amount outstanding of at least $10.0 million and that has been designated by the Company as “designated senior debt,” or, in the alternative, as to which the trustee is given written notice that such debt is “designated senior debt.”

“Effective Date” shall have the meaning set forth in Section 12.12(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Event of Default” shall have the meaning set forth in Section 8.01 hereof.

“Form of Assignment” means the “Form of Assignment” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at any time after the Notes are originally issued upon the occurrence of a Change of Control or a Termination of Trading (other than a temporary Termination of Trading) in the Common Stock.

“Fundamental Change Notice” shall have the meaning set forth in Section 4.03(b) hereof.

“Fundamental Change Offer” shall have the meaning set forth in Section 4.03(a) hereof.

“Fundamental Change Repurchase Date” shall have the meaning set forth in Section 4.03(a) hereof.

“Fundamental Change Repurchase Price” means, with respect to a Note to be repurchased by the Company on a Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change in accordance with Section 4.04 of this Supplemental Indenture, one hundred percent (100%) of the outstanding principal amount of such Note, plus accrued and unpaid interest on such Note, if any, to, but excluding, such Fundamental Change Repurchase Date, except as otherwise provided in Section 4.03(a) of this Supplemental Indenture.

“Fundamental Change Repurchase Right” shall have the meaning set forth in Section 4.03(a) hereof.

“Funding Guarantor” shall have the meaning set forth in Section 11.06 hereof.

“Global Note” shall have the meaning set forth in Section 3.02(c)(i) hereof.

“Guarantor” means each of the Restricted Subsidiaries named on the signature pages of this Supplemental Indenture and any Restricted Subsidiary that subsequently executes a Guarantee of the Notes pursuant to Section 6.03 of this Supplemental Indenture, until such time as any such Subsidiary is released from its Guarantee pursuant to the terms of this Supplemental Indenture.

“Holder” means the Person in whose name a Note is registered on the Security Register.

“Indebtedness” means, with respect to the Company or any Restricted Subsidiary:

(1) all liabilities, contingent or otherwise, of such person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof);

(2) all Obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Obligations of such person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4) all Obligations of such person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the maximum fixed redemption or repurchase price of all disqualified equity interests of such person;

(6) all capitalized lease obligations of such person;

(7) all indebtedness of others secured by a lien on any asset of the Company or any Restricted Subsidiary, whether or not such indebtedness is assumed by such person;

(8) all indebtedness of others guaranteed by such person to the extent of such guarantee; provided, however, that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or its Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis;

(9) all Attributable Indebtedness;

(10) to the extent not otherwise included in this definition, hedging obligations of such person;

(11) all Obligations of such person under conditional sale or other title retention agreements relating to assets purchased by such person; and

(12) the liquidation value of preferred stock of a Subsidiary of such person issued and outstanding and held by any person other than such person (or one of its Restricted Subsidiaries).

Notwithstanding the foregoing, (a) earn-outs or similar profit sharing arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities and (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business shall not be considered Indebtedness. Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred in the amount of the full principal amount at maturity thereof. The amount of Indebtedness of the Company or any Restricted Subsidiary at any date shall be the outstanding balance at such date of all unconditional Obligations, the maximum liability of such person for any such contingent Obligations at such date and, in the case of clause (7) above, the lesser of (a) the fair market value of any asset subject to a lien securing the indebtedness of others on the date that the lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5) above, the “maximum fixed redemption or repurchase price” of any disqualified equity interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such disqualified equity interests as if such disqualified equity interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Supplemental Indenture.

“interest” means interest payable on the Notes and, to the extent applicable, Additional Interest and Defaulted Interest.

“Interest Payment Date” shall have the meaning set forth in Section 3.02(f)(ii) hereof.

“Interest Record Date” shall have the meaning set forth in Section 3.02(f)(iii) hereof.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded; provided that if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; and provided further, that if the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Make-Whole Applicable Increase” shall have the meaning set forth in Section 12.12(b) hereof.

“Make-Whole Fundamental Change” means (i) any Change of Control described under clause (1), (2) or (3) of the definition thereof, determined after giving effect to any exceptions or exclusions from such definition but without giving effect to the proviso described in clause (3) thereof or (ii) any Termination of Trading.

“Maturity Date” is the date as set forth in Section 3.02(e) hereof.

“Merger Event” shall have the meaning set forth in Section 12.09(a) hereof.

“Non-Payment Default” has the meaning set forth in Section 13.03(a)(ii) hereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or Vice President, the Treasurer, the Secretary, the Controller or any Assistant Secretary of a Person.

“Officers’ Certificate” when used with respect to the Company means a certificate signed by two Officers and delivered to the Trustee. Each such certificate will comply with Section 314 of the TIA and include the statements described in Section 102 of the Base Indenture.

“open of business” means 9:00 a.m. (New York City time).

“Payment Blockage Notice” has the meaning set forth in Section 13.03(a)(ii) hereof.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel. That counsel may be an employee of or counsel to the Company.

“Permitted Holders” means Robert H. Schottenstein, his wife, children and siblings, any corporation, limited liability company or partnership in which he has voting control and is the direct and beneficial owner of a majority of the equity interests and any trust for the benefit of him, his wife or children.

“Person” means an individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof or any other entity of any kind.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other classes of stock of such corporation.

“Prospectus Supplement” means the final prospectus supplement, dated September 5, 2012, relating to the offering by the Company of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee of the Board of Directors, statute, contract or otherwise).

“Reference Property” shall have the meaning set forth in Section 12.09(a) hereof.

“Reporting Event of Default” shall have the meaning set forth in Section 8.14(a)(i) hereof.

“Reporting Event of Default Election Notice” shall have the meaning set forth in Section 8.14(a)(ii) hereof.

“Repurchase Notice” shall have the meaning set forth in Section 4.03(a)(i) hereof.

“Repurchase Upon Fundamental Change” shall have the meaning set forth in Section 4.01 hereof.

“Responsible Officer” when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary that is a Restricted Subsidiary under the 2018 Senior Notes or any other Debt Securities.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Senior Debt Agent” means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

“Senior Indebtedness” means the following Obligations, whether outstanding on the date of issuance of the Notes or thereafter incurred:

(1) all Indebtedness and all other monetary Obligations (including, without limitation, expenses, fees, principal, interest, reimbursement Obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the Credit Facilities;

(2) all other Indebtedness and all other monetary Obligations (other than the Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is equal in right of payment with, or subordinated in right of payment to, the Notes; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Indebtedness shall not include:

(1) any liability for taxes owed or owing by the Company;

(2) any Indebtedness of the Company to any of its Subsidiaries, or to a joint venture in which the Company or any of its Subsidiaries has an interest;

(3) any trade payables;

(4) the portion of any Indebtedness that is incurred in violation of this Supplemental Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause if the holders thereof or their representative shall have received an Officers’ Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or in the case of revolving credit debt, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Supplemental Indenture and the Company believed in good faith at such time it was permitted to incur such Indebtedness under this Supplemental Indenture);

(5) any Indebtedness of the Company that, when incurred, was without recourse to the Company;

(6) any Indebtedness to any employee of the Company or any of its Subsidiaries; or

(7) any repurchase, redemption or other obligation in respect of the Capital Stock of the Company.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Closing Date.

“Stock Price” shall have the meaning set forth in Section 12.12(b) hereof.

“Subsidiary” means (a) a corporation or other entity of which a majority in voting power of the stock or other interests is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries or (b) a partnership, of which the Company, or any Subsidiary is, the sole general partner.

“Termination of Trading” shall be deemed to occur when the Common Stock (or other common stock into which the Notes are then convertible) is not then listed for trading on a U.S. national securities exchange.

“Trading Day” means a day during which trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, then a day during which trading in the Common Stock generally occurs on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted. If the Common Stock (or other security for which a Last Reported Sale Price or trading price must be determined) is not so listed or traded, “Trading Day” means a “Business Day”.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means any Subsidiary that is not a Restricted Subsidiary.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), the Capital Stock of such person entitling the holders thereof at the time to vote generally in the election of members of the board of directors of such person.

ARTICLE III

Authorization and Terms

SECTION 3.01. Authorization. The Company hereby establishes the 3.25% Convertible Senior Subordinated Notes due 2017 as Securities of the Company. The form of Note attached hereto as Exhibit A is hereby approved and authorized in accordance with the provisions of the Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company.

SECTION 3.02. Terms. The terms of the Securities established pursuant to this Supplemental Indenture shall be as follows:

(a) Title. The title of the Securities established hereby is the “3.25% Convertible Senior Subordinated Notes due 2017.”

(b) Aggregate Principal Amount. On the date hereof, the Company will deliver to the Trustee for authentication Notes executed by the Company for original issue in the aggregate principal amount of $57,500,000.

(c) Book-Entry System.

(i) The Notes will be issued in the form of one or more notes in registered global form (the “Global Note”) held in book-entry form. The Depository Trust Company, as Depositary, or its nominee will initially be the sole registered holder of the Notes for all purposes under the Indenture.

(ii) Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. A Global Note is exchangeable for certificated Notes only if: (A) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor Depositary within 90 days after the date of such notice, (B) the Company at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in definitive form or (C) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such Global Note. Any Global Note that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as the Depositary or any successor Depositary holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of the Depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, (x) certificated Notes will be issued only in fully registered form in denominations of $1,000 or and any integral multiple thereof, (y) payment of principal of, and, if any, premium with respect to, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registerable, at the office or agency of the Company maintained for such purposes, and (z) no service charge will be made for any registration of transfer or exchange of the certificated Notes although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

(d) Persons to Whom Interest Payable. Interest on the Notes shall be payable to the Person in whose name a Note is registered at the close of business (whether or not a Business Day) on the Interest Record Date (as set forth in Section 3.02(f)(iii) below), for such interest payment.

(e) Maturity Date. The date on which the principal of the Notes shall be payable, unless earlier converted, repurchased or accelerated pursuant to the Indenture, is September 15, 2017.

(f) Rate of Interest; Interest Payment Dates; Interest Record Dates; Overdue Principal and Interest.

(i) Rate of Interest. The principal amount of each of the Notes shall bear interest at the rate of 3.25% per annum. Interest on each of the Notes shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from September 11, 2012. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months and will accrue from the issue date or from the most recent date to which interest has been paid or duly provided for.

(ii) Interest Payment Dates. Interest on the Notes shall be payable in cash semiannually in arrears on March 15 and September 15 of each year, commencing March 15, 2013 (“Interest Payment Date”). If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment due on such Interest Payment Date or Maturity Date will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be.

(iii) Interest Record Dates. The interest record dates for interest payable on each Interest Payment Date shall be the immediately preceding March 1 and September 1 (whether or not a Business Day), respectively (“Interest Record Date”).

(iv) Overdue Principal and Interest. The Company shall (A) pay interest on overdue principal on any Note (including, without limitation, the Fundamental Change Repurchase Price, if applicable) and (B) to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) (any such overdue principal and interest, “Defaulted Amounts”). Interest shall accrue on any Defaulted Amounts at the rate of interest borne by the Notes, plus one percent from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company. Such interest on Defaulted Amounts shall be computed on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

(v) Defaulted Interest Payment Date. The Company shall pay interest on any Defaulted Amounts plus (to the extent lawful) any interest payable on such interest (such interest, the “Defaulted Interest”), to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of the Defaulted Interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (a “Defaulted Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 3.02(f); provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of Defaulted Interest later than 11:00 a.m. New York City time on the proposed Defaulted Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee at least 20 days prior to such special record date, a notice that states the subsequent special record date, the Defaulted Interest Payment Date and the Defaulted Interest, and interest payable on such Defaulted Interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 501(1) of the Base Indenture shall be paid to Holders as of the regular Interest Record Date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

(g) Place and Method of Payment; Registration of Transfer and Exchange; Conversion; Notices to Company.

(i) Place and Method of Payment. Payment of the principal of and interest on the Notes will be made at the Corporate Trust Office of the Trustee, at any other office or agency in the United States designated by the Company for such purpose or, at the option of the Holder, at the office or agency of the Trustee in the Borough of Manhattan, the City of New York. The foregoing notwithstanding, payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), (A) to Holders having an aggregate principal amount of $2,000,000 or less, by check mailed to the registered address of such Holders and (B) to Holders having an aggregate principal amount of more than $2,000,000, either by check mailed to the registered address of each Holder or, upon request by a Holder to the Security Registrar not later than the relevant Interest Record Date, by wire transfer in immediately available funds to that Holder’s accounts within the United States, which request shall remain in effect until the Holder notifies the Security Registrar to the contrary in writing.

(ii) Registration of Exchange and Transfer. Notes may be presented for exchange and registration of transfer at the Corporate Trust Office of the Trustee, at the office of any transfer agent in the United States hereafter designated by the Company for such purpose or, at the option of the Holder, at the office or agency of the Trustee in the Borough of Manhattan, the City of New York.

(iii) Conversion. The Company shall maintain an office or agency where Notes may be presented or surrendered for conversion (the “Conversion Agent”). The Company may have one or more additional conversion agents. The term “Conversion Agent” includes any additional conversion agent.

(iv) Notices to Company. Notices and demands to or upon the Company in respect to the Notes and the Indenture may be served at M/I Homes, Inc., 3 Easton Oval, Suite 500, Columbus, Ohio 43219, Attention: Secretary.

(h) Deposit of Monies. Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date or Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent, in immediately available funds, money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date or Fundamental Change Repurchase Date, as the case may be.

SECTION 3.03. CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP, ISIN or other similar numbers (if then generally in use), and, if so, the Company, the Trustee or the Security Registrar may use CUSIP, ISIN or such other numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, in which case none of the Company or, as the case may be, the Trustee or the Security Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP, ISIN or other number used on any such notice, and any such action taken in connection with such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee and Security Registrar of any change in the CUSIP, ISIN or other such number.

ARTICLE IV

Repurchase

SECTION 4.01. Right of Repurchase. Upon the occurrence of a Fundamental Change, at a Holder’s option, the Company shall repurchase the Notes of the Holder, in accordance with paragraph 7 of the Notes and Section 4.03 of this Supplemental Indenture (a “Repurchase Upon Fundamental Change”), in accordance with the applicable provisions of this Article IV.

SECTION 4.02. No Redemption Prior to the Maturity Date. The Notes are not subject to redemption at the Company’s option at any time prior to the Maturity Date.

SECTION 4.03. Repurchase at Option of Holder upon a Fundamental Change.

(a) In the event any Fundamental Change shall occur, the Company shall make an offer (a “Fundamental Change Offer”) to each Holder to repurchase all or any part (equal to integral multiples of $1,000 in principal amount) of such Holder’s Notes, unless (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Fundamental Change Offer by the Company pursuant to this Section 4.03, and (2) such third party repurchases all Notes properly tendered and not withdrawn under its offer. In a Fundamental Change Offer, the Company shall offer to repurchase Notes on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than 35 calendar days, nor earlier than 20 calendar days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 4.03(b) of this Supplemental Indenture, other than as required by law, at a price, payable in cash, equal to the Fundamental Change Repurchase Price for such Notes, and Holders shall have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase their Notes upon:

(i) delivery to the Paying Agent, by such Holder, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, of a Repurchase Notice, in the form set forth in Attachment 2 of the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee (a “Repurchase Notice”), stating:

(A) the certificate number(s) of the Notes which the Holder will deliver to be repurchased, if such Notes are certificated Notes;

(B) the principal amount of Notes to be repurchased, which, if less than all of the Notes, must be $1,000 or an integral multiple thereof; and

(C) that such principal amount of Notes are to be repurchased as of the applicable Fundamental Change Repurchase Date pursuant to the terms and conditions specified in this Section 4.03; and

(ii) delivery or book-entry transfer to the Paying Agent, at any time after delivery of such Repurchase Notice, of such Notes (together with all necessary endorsements), such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor (except that, if the Fundamental Change Repurchase Date is after an Interest Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent).

If such Notes are held in book-entry form through the Depositary, the Repurchase Notice, and each withdrawal of any Repurchase Notice, shall comply with applicable procedures of the Depositary.

Upon such delivery of Notes to the Paying Agent, such Holder shall be entitled to receive from the Company or the Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything in the Indenture or the Notes to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 4.03(a) to the Paying Agent shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, of a written notice of withdrawal to the Paying Agent, which notice shall contain the information specified in Section 4.03(b)(viii) of this Supplemental Indenture.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Notwithstanding anything in the Indenture or the Notes to the contrary, if the Fundamental Change Repurchase Date with respect to a Note to be repurchased by the Company pursuant to a Fundamental Change Offer is after an Interest Record Date and on or before the immediately following Interest Payment Date, then (i) accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date shall be paid, on such Interest Payment Date, to the Holder of record of such Note at the close of business on such Interest Record Date and (ii) the Fundamental Change Repurchase Price for such Note shall not include such accrued and unpaid interest and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased.

(b) Within 20 calendar days after the occurrence of a Fundamental Change (or, at the Company’s option, prior to the occurrence of a Fundamental Change, but after public announcement of the transaction or condition that constitutes or may constitute a Fundamental Change), the Company shall mail, or cause to be mailed, to each Holder of the Notes, at its address shown on the Security Register, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and of the Company’s offer to repurchase the Notes on the Fundamental Change Repurchase Date specified in the Fundamental Change Notice. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and the Paying Agent. Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date on which the Fundamental Change Repurchase Right must be exercised;

(v) the Fundamental Change Repurchase Price;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that a Holder will be entitled to withdraw its election in the Repurchase Notice if the Trustee or the Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (A) the name of such Holder, (B) a statement that such Holder is withdrawing its election to have Notes repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (C) the certificate number(s) of such Notes to be so withdrawn, if such Notes are certificated Notes (and if such Notes are not certificated, such Notes must comply with the applicable procedures of the Depositary), (D) the principal amount of the Notes of such Holder to be so withdrawn, which amount, if less than all of the Notes, must be $1,000 or an integral multiple thereof and (E) the principal amount, if any, of the Notes of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 4.03, which amount must be $1,000 or an integral multiple thereof;

(ix) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(x) that Notes with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article XII of this Supplemental Indenture only if such Repurchase Notice has been withdrawn in accordance with this Section 4.03;

(xi) the CUSIP number or numbers, as the case may be, of the Notes; and

(xii) if provided prior to the date of the consummation of the Fundamental Change, that the Fundamental Change Notice is conditioned on the Fundamental Change occurring on or prior to the applicable Fundamental Change Repurchase Date.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.

(c) Notes with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 4.03 may be converted pursuant to Article XII of this Supplemental Indenture only if such Repurchase Notice has been withdrawn in accordance with this Section 4.03.

SECTION 4.04. Payment of Fundamental Change Repurchase Price.

(a) Subject to the provisions of Section 4.03 of this Supplemental Indenture, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Note to be repurchased to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Note (together with all necessary endorsements) is surrendered or transferred, physically or by book-entry, to the Paying Agent (except that, if the Fundamental Change Repurchase Date is after an Interest Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender or transfer such Notes to the Paying Agent).

(b) Subject to receipt of funds by the Paying Agent as provided by Section 3.02(h) of this Supplemental Indenture, the Paying Agent shall pay the Fundamental Change Repurchase Price for the Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) promptly after the later of (i) the Fundamental Change Repurchase Date for such Notes (provided that the Holder has satisfied the conditions in Section 4.03(a) of this Supplemental Indenture) and (ii) the time such Note (together with all necessary endorsements) is surrendered or transferred, physically or by book-entry, to the Paying Agent by the Holder thereof in the manner required by Section 4.03 of this Supplemental Indenture (except that, if the Fundamental Change Repurchase Date is after an Interest Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender or transfer such Notes to the Trustee or the Paying Agent). The Paying Agent shall return to the Company, as soon as practicable and upon receipt of written instructions, any money not required for that purpose.

(c) If, by 11:00 a.m., New York City time on the Fundamental Change Repurchase Date the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then (i) such Notes or portions thereof will cease to be outstanding, (ii) interest will cease to accrue on such Notes or portions thereof (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes or portions thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price and previously accrued but unpaid interest upon delivery of the Notes).

(d) Any Note which is to be submitted for repurchase pursuant to Section 4.03 of this Supplemental Indenture only in part shall be delivered pursuant to Section 4.03 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not duly submitted for Repurchase upon such Fundamental Change.

(e) If any Note shall not be fully and duly paid in accordance herewith upon repurchase, the unpaid portion of the consideration payable on the Fundamental Change Repurchase Date shall bear interest pursuant to Section 3.02(f)(iv) of this Supplemental Indenture and such Note shall continue to be convertible pursuant to Article XII of this Supplemental Indenture.

SECTION 4.05. Repurchases Following Acceleration of the Notes. Notwithstanding anything in the Indenture or the Notes to the contrary, there shall be no repurchase of any Notes pursuant to Section 4.03 of this Supplemental Indenture if the principal amount of the Notes has been accelerated pursuant to Section 502 of the Base Indenture and such acceleration shall not have been rescinded on or before the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes tendered to it for repurchase pursuant to Section 4.03 of this Supplemental Indenture, as the case may be, during the continuance of such an acceleration (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes) and shall cancel any instructions for a book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 4.06. Covenant to Comply with Applicable Laws Upon Repurchases. Notwithstanding anything in the Indenture or the Notes to the contrary, in connection with any Fundamental Change Offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4, Rule 14e-1 and Regulation 14E thereunder, and with any other tender offer rules under the Exchange Act, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws, and to the extent that the provisions of any such laws or regulations conflict with the provisions of the Indenture or the Notes, compliance with such laws and regulations will not be deemed a breach of the Company’s obligations under such provisions of the Indenture or the Notes.

ARTICLE V

Security Registrar of Securities; Paying Agent; Conversion Agent; and Rights of the Trustee

SECTION 5.01. Appointment of Security Registrar, Paying Agent and Conversion Agent; and Rights of the Trustee. The Company hereby appoints the Trustee as the Security Registrar and initial Paying Agent and Conversion Agent. The Security Register for the Notes will be initially maintained at the Corporate Trust Office of the Trustee.

SECTION 5.02. Certain Rights of the Trustee. In addition to the rights of the Trustee specified in Section 603 of the Base Indenture and subject to the applicable provisions of the TIA:

(a) the Trustee shall not be charged with knowledge of any Default or Event of Default (other than an interest or principal payment Default; provided that the Trustee is the principal Paying Agent) unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any Guarantor or any other obligor on the Notes, or by any Holder;

(b) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture;

(c) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities under the Indenture; and

(d) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

ARTICLE VI

Certain Covenants

The Company covenants as follows:

SECTION 6.01. Reporting.

(a) The Company shall deliver to the Trustee copies of the Company’s annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the Company is required to file such annual and quarterly reports, information, documents and other reports with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents that are filed by the Company with the SEC via the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee as of the time such documents are filed with EDGAR. The Company shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). For the avoidance of doubt, the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC.

(b) In addition, if at any time the Company is not required to file with the SEC the annual and quarterly reports, information, documents and other reports described in clause (a) of this Section 6.01, the Company shall furnish to the Holders, holders of any Common Stock issuable upon conversion of the Notes, and to beneficial owners and prospective investors in such Notes or shares, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

SECTION 6.02. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

SECTION 6.03. Future Subsidiary Guarantees. Except for guarantees issued in connection with Debt Securities effective prior to the Closing Date, the Company shall not permit any Restricted Subsidiary that has not previously guaranteed the Notes on a senior subordinated basis to, directly or indirectly, guarantee, assume or in any manner become liable with respect to any Debt Securities unless such Restricted Subsidiary contemporaneously executes and delivers a supplemental indenture to the Indenture providing for the guarantee of the Notes under Article XI of this Supplemental Indenture on a senior subordinated basis.

SECTION 6.04. No Layering of Debt. The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes; provided that, the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any liens or guarantees arising or created in respect of some but not all of such Senior Indebtedness. No such Indebtedness will be considered to be contractually subordinated or junior in right of payment to any Senior Indebtedness of the Company by virtue of being unsecured or by virtue of being secured on a junior priority basis.

ARTICLE VII

Successor Corporation

SECTION 7.01. Merger and Sale of Assets by the Company. The Company shall not consolidate with or merge into, or sell or lease its assets substantially as an entirety to, another Person unless:

(a) the resulting corporation or Person which acquires the Company’s assets (if other than the Company) is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under the Indenture and the Notes;

(b) immediately after the transaction, no Event of Default or event which, after notice or lapse of time or both, would be an Event of Default, shall have occurred and be continuing; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (or the supplemental indentures together) comply with this Section 7.01 and that all the conditions precedent relating to the transaction set forth in this Section 7.01 have been fulfilled.

SECTION 7.02. Successor Corporation Substituted. Upon any event described in and in compliance with Section 7.01 of this Supplemental Indenture, the successor Person (if other than the Company) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if it had been named herein as the party of the first part, and the predecessor Person will be relieved of all obligations and covenants under the Indenture and the Notes.

ARTICLE VIII

Defaults and Remedies

SECTION 8.01. Events of Default. Each of the following is an “Event of Default”:

(a) failure by the Company to pay any interest (including Additional Interest, if any) on the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(b) failure by the Company to deliver the additional shares constituting the Make-Whole Applicable Increase on the relevant delivery date as described under Section 12.12 of this Supplemental Indenture and such Default continues for a period of 10 Business Days past the applicable delivery date;

(c) failure by the Company to pay the principal on any of the Notes when it becomes due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(d) failure by the Company to provide notice of the occurrence of a Fundamental Change as set forth in Section 4.03.

(e) default in the Company’s Obligation to deliver the conversion consideration due upon conversion of the Notes in accordance with Article XII of this Supplemental Indenture upon conversion of the Notes and such Default continues for a period of 10 Business Days past the applicable settlement date;

(f) failure by the Company to comply with its Obligation to repurchase the Notes at the option of a Holder upon a Fundamental Change as required by this Supplemental Indenture;

(g) failure by the Company to perform any other covenant or warranty in the Indenture and continuance of this failure for 30 days after written notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(h) failure by the Company or any Restricted Subsidiary to fulfill an Obligation to pay Indebtedness for borrowed money (other than Indebtedness which is non-recourse to the Company or any Restricted Subsidiary), which failure shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $25.0 million;

(i) final judgments or orders rendered against the Company or any Restricted Subsidiary which require the payment by the Company or such Restricted Subsidiary of an amount (to the extent not covered by insurance) in excess of $25.0 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; and

(j) the Company or any Significant Subsidiary or group of subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(iv) makes a general assignment for the benefit of its creditors; or

(k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case,

(ii) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or

(iii) orders the liquidation of the Company or any Significant Subsidiary, and

the order or decree remains unstayed and in effect for 60 days.

SECTION 8.02. Acceleration.

If an Event of Default (other than an Event of Default specified in clause (j) or (k) of Section 8.01), shall have occurred and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare the principal amount of the Notes then outstanding and interest, if any, accrued thereon (including Additional Interest, if any) to be due and payable immediately; provided, however, after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Supplemental Indenture. If an Event of Default specified in clause (j) or (k) of Section 8.01 with respect to the Company or any Significant Subsidiary occurs, all outstanding Notes shall become due and payable without any further action or notice.

SECTION 8.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 8.03 shall be reimbursed to the Trustee by the Company.

SECTION 8.04. Waiver of Past Defaults and Events of Default.

Notwithstanding Section 316(a)(1)(B) of the TIA, the Holders of a majority in principal amount of outstanding Notes may waive any past Defaults under the Indenture except:

(a) a default relating to the non-payment of principal of interest (including Additional Interest, if any);

(b) a failure to convert any Notes as provided in this Supplemental Indenture;

(c) a default arising from the Company’s failure to repurchase any Notes when required pursuant to the terms of this Supplemental Indenture; or

(d) a default in respect of any covenant that cannot be amended without the consent of each Holder affected, as provided in Section 10.02(b) hereof.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 8.05. Control by Majority.

The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee the Indenture. Notwithstanding Section 316(a)(1)(A) of the TIA, the Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability or expense for which the Trustee has not received satisfactory indemnity; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 8.06. Limitation on Suits.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

(a) the Holder has given the Trustee written notice of a Default;

(b) the Holders of at least 25% in principal amount of outstanding Notes have made a written request to the Trustee to pursue the remedy;

(c) the Trustee has not received an inconsistent direction from the Holders of a majority in aggregate principal amount of outstanding Notes; and

(d) the Trustee has failed to comply with the request within 60 days after receipt of the request and offer of indemnity.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (a) of Section 8.01).

SECTION 8.07. No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, employee, incorporator, stockholder or partner of the Company or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or of any Guarantor under its Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

SECTION 8.08. Rights of Holders To Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 8.09. Collection Suit by Trustee.

If an Event of Default in payment of principal or interest specified in Section 8.01(a) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Indenture and the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 8.10. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of the Base Indenture) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of the Base Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 8.11. Priorities.

If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 607 of the Base Indenture;

SECOND: to the payment of all Senior Indebtedness of the Company to the extent required by Article XIII hereof;

THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

FOURTH: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.11.

SECTION 8.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. Notwithstanding Section 315(e) of the TIA, this Section 8.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.08 or a suit by Holders of more than 25% in principal amount of the Notes then outstanding.

SECTION 8.13. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 8.14. Reporting Event of Default.

(a) Notwithstanding anything in the Indenture or the Notes to the contrary, if:

(i) an Event of Default occurs pursuant to Section 8.01(g) of this Supplemental Indenture solely as a result of the Company’s failure to comply with Section 6.01 of this Supplemental Indenture (such Event of Default, a “Reporting Event of Default”); and

(ii) on or before the close of business on the last Business Day immediately preceding the date on which such Reporting Event of Default first occurs, the Company notifies, in writing, each Holder and the Trustee and the Paying Agent that it elects the provisions of this Section 8.14 to apply with respect to such Reporting Event of Default (such notice, the “Reporting Event of Default Election Notice”), then:

(A) the sole remedy for such Reporting Event of Default during the period consisting of the 180 calendar days after the date such Reporting Event of Default occurs shall consist of the payment of additional interest (“Additional Interest”) on each Note at a rate equal to 0.25% per annum on the principal amount of each Note for each day during the first 90 days following the occurrence of the Reporting Event of Default and at a rate equal to 0.50% per annum on the principal amount of each Note for each day from the 91st day until the 180th day following the occurrence of the Reporting Event of Default;

(B) such Additional Interest shall be payable in arrears on each Interest Payment Date in the same manner as regular interest on the Notes, and all references herein to “interest” shall, unless the context requires otherwise, be deemed to include Additional Interest;

(C) such Additional Interest shall accrue from, and including, the date such Reporting Event of Default first occurs to, but excluding, the 180th day thereafter or, if earlier, the date on which such Reporting Event of Default shall have been cured or waived; and

(D) on the 180th day following the date such Reporting Event of Default first occurs, the Additional Interest shall cease to accrue and the Notes shall be subject to acceleration as provided in Section 8.02 of this Supplemental Indenture if such Reporting Event of Default is not cured or waived prior to such date.

(b) In the event that the Company does not elect to pay Additional Interest following a Reporting Event of Default in accordance with this Section 8.14, the Notes shall be subject to acceleration as provided in Section 8.02 of this Supplemental Indenture.

(c) The provisions of this Section 8.14 shall not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than a Reporting Event of Default. The provisions of this Section 8.14 shall not be applicable in the event that the failure to comply with reporting obligations that gives rise to a Reporting Event of Default also gives rise to a default under, and results in the acceleration of, other indebtedness for borrowed money of the Company or any Subsidiary (other than Indebtedness that is non-recourse to the Company or any Subsidiary), in which case the Event of Default shall be subject to the remedies that are otherwise applicable as provided herein.

SECTION 8.15. Acceleration of Maturity; Rescission and Annulment. The Trustee shall, within 90 days after a Responsible Officer has knowledge of the occurrence of a Default or an Event of Default, mail to all Holders, as the names and addresses of such Holders appear upon the Security Register, notice of any Default or Event of Default known to such Responsible Officer, unless such Default or Event of Default is cured or waived before the giving of such notice and provided that, except in the case of Default in the payment of the principal (including, without limitation, the Fundamental Change Repurchase Price, if applicable) of, or interest on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 8.16. Unconditional Right of Holders to Convert Notes. Notwithstanding any other provision in the Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to convert its Notes at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date expressed in such Note and to institute suit for the enforcement of any such conversion, and such rights shall not be impaired without the consent of such Holder.

ARTICLE IX

Defeasance and Discharge

SECTION 9.01. Termination of the Company’s Obligations. When the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, then the Indenture shall cease to be of further effect with respect to the Notes (except as to the rights, obligations and immunities of the Trustee under the Indenture which expressly provide that they survive such termination), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 9.02 of this Supplemental Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Notes; provided the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee, in connection with the Indenture or the Notes.

SECTION 9.02. Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 9.01 of this Supplemental Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

ARTICLE X

Amendments

SECTION 10.01. Without Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement the Indenture, the Guarantees or the Notes without consent of any Holder, for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency that does not adversely affect the Holders of the Notes;

(b) to provide for the assumption by a successor corporation of the Company’s Obligations under the Indenture;

(c) to add Guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder;

(g) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

(h) to conform the provisions of the Indenture or the Notes to the “Description of Notes” in the Prospectus Supplement.

The Trustee is hereby authorized to join with the Company and the Guarantors to amend, waive or supplement the Indenture, in form satisfactory to the Trustee, if such action is authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations which may be required thereby; provided that the Trustee shall not be obligated to amend, waive or supplement the Indenture, if such amendment, waiver or supplement adversely affects its own rights, duties or immunities hereunder.

SECTION 10.02. With Consent of Holders. The Indenture, the Notes or the Guarantees may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture, the Notes or the Guarantees may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding; provided that without the consent of each Holder affected, the Company and the Trustee may not:

(a) extend the Maturity Date of any Note;

(b) reduce the rate or extend the time for the payment of interest (including Additional Interest, if any) on any Note;

(c) reduce the principal amount of any Note or the Fundamental Change Repurchase Price, or change the time at which or circumstances under which the Company shall repurchase the Notes pursuant to a Fundamental Change;

(d) impair the right of a Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for payment of any Note;

(e) change the currency which the Notes are payable; or

(f) adversely affect the repurchase option of a Holder or the conversion rights of any Note, or reduce the number of shares of Common Stock or any other property receivable upon conversion of any Note, except as otherwise permitted by the Indenture.

In addition, without the consent of the Holders of all of the Notes then outstanding, the Company may not reduce the percentage of Notes which is required to consent to any such amendment, waiver or supplemental indenture.

After an amendment, waiver or supplemental indenture under this Section 10.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment.

Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, waiver or supplemental indenture, but it shall be sufficient if such consent approves the substance thereof; provided, however, that the Trustee shall have the right to require an Opinion of Counsel to the effect that the proposed amendment, waiver or supplemental indenture conforms in substance to the consent of the Holders.

SECTION 10.03. Compliance with Trust Indenture Act.

Every amendment or supplement to the Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents.

Until an amendment, waiver or supplemental indenture or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, waiver, supplemental indenture or other action becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

If no such record date is fixed, the record date for any consent shall be the later of 30 days prior to the solicitation of such consent or the date of the most recent list of Holders provided to the Trustee pursuant to Section 701 of the Base Indenture prior to such solicitation.

After an amendment, waiver or supplemental indenture or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (vi) of Section 10.02(b). In that case the amendment or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 10.05. Notation on or Exchange of Notes.

If an amendment, waiver or supplemental indenture changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, waiver or supplemental indenture.

SECTION 10.06. Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article X if such amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture the Trustee shall be entitled to receive and, subject to Section 601 of the Base Indenture, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment, waiver or supplemental indenture is authorized or permitted by the Indenture and is a legal, valid and binding obligation of the Company and Guarantors, enforceable against the Company and Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE XI

Guarantee

SECTION 11.01. Unconditional Guarantee. Each Guarantor hereby unconditionally, jointly and severally, and irrevocably guarantees (each such guarantee to be referred to herein as a “Guarantee”) on a senior subordinated basis to each Holder of the Notes and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, by conversion or otherwise and interest on the overdue principal, if any (including, without limitation, the Fundamental Change Repurchase Price, if applicable), and interest on any interest of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, by conversion or otherwise, subject, however, in each case, to the limitations set forth in Section 11.04 of this Supplemental Indenture. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 11.03 of this Supplemental Indenture, this Guarantee will not be discharged except by complete performance of the obligations of the Company contained in the Notes and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any Custodian to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02. Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03. Release of a Guarantor; Termination of Guarantee.

(a) The Guarantee of a Guarantor shall be released upon:

(i) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of such Guarantor (or all or substantially all its assets or its Capital Stock) to an entity which is not (after giving effect to such transaction) a Restricted Subsidiary or the Company;

(ii) such Guarantor ceasing to be a Restricted Subsidiary; or

(iii) such Guarantor ceasing to guarantee the 2018 Senior Notes and all other Debt Securities,

and in each such case, such Guarantor shall be deemed automatically and unconditionally released and discharged from all the Guarantor’s Obligations under the Guarantee with respect to the Notes without any further action required on the part of the Guarantor, the Company, the Trustee or any Holder. In the event of a transfer of all or substantially all of the assets or Capital Stock of a Guarantor to an entity which is not (after giving effect to such transaction) one of the Company’s Restricted Subsidiaries, the Person acquiring such assets or stock of such Guarantor shall not be subject to the Guarantor’s Obligations under the Guarantee.

(b) An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all Obligations under this Article XI with respect to the Notes upon notice from the Company to the Trustee to such effect, without any further action required on the part of such Guarantor, the Company, the Trustee or any Holder.

(c) Any Guarantor not released in accordance with this Section 11.03, subject, however, to the limitations set forth in Section 11.04 of this Supplemental Indenture, remains liable for the full amount of principal of and interest on the Notes as provided in this Article XI.

(d) The Guarantee of each Guarantor whose Guarantee has not been previously released pursuant to the terms of this Supplemental Indenture shall terminate and be of no further force or effect upon the repurchase, payment or conversion of all the Notes. The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.03.

SECTION 11.04. Limitation of a Subsidiary Guarantor’s Liability. Notwithstanding anything contained herein to the contrary, it is the intention of the parties that the guarantee by each Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the parties hereby irrevocably agree that the Obligations of each Guarantor under its Guarantee of the Notes shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to Section 11.06 of this Supplemental Indenture), result in the Obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.05. Guarantors May Consolidate, Etc. on Certain Terms.

(a) Except as contemplated by Section 11.03 of this Supplemental Indenture, no Guarantor may transfer all or substantially all of its assets or Capital Stock to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor in a transaction to which subsection (b) applies, unless (i) the Person acquiring the assets or Capital Stock in any such transfer or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under the Indenture (including its Guarantee of the Notes) pursuant to an agreement reasonably satisfactory to the Trustee and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

(b) Nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any transfer of all or substantially all assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, or transfer between a Guarantor and the Company or another Guarantor, the Guarantee given by the non-surviving or transferring Guarantor in the transaction shall no longer have any force or effect.

SECTION 11.06. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee with respect to the Notes, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s Obligations with respect to any Notes or any other Guarantor’s Obligations with respect to the Guarantee of the Notes. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Guarantor in respect of the Obligations of its Guarantee of the Notes), but excluding liabilities under the Guarantee of the Notes, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Company in respect of the Obligations of such Guarantor under its Guarantee of the Notes), excluding debt in respect of the Guarantee of the Notes of such Guarantor, as they become absolute and matured.

SECTION 11.07. Waiver of Subrogation. Until all guaranteed Obligations under the Indenture and with respect to all Notes are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under the Guarantee of the Notes and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or promissory note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 11.07 is knowingly made in contemplation of such benefits.

SECTION 11.08. Compensation and Indemnity. Each of the Guarantors agrees to jointly and severally, with the Company, indemnify the Trustee as set forth in Section 607 of the Indenture.

SECTION 11.09. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.10. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

SECTION 11.11. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders of Notes in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders of Notes herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

SECTION 11.12. Subordination of Guarantees. The Obligations of each Guarantor under the Indenture and the Notes shall be junior and subordinated to the Designated Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Designated Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and Holders shall have the right to receive or retain payments by any of the Guarantors only at such times as they may receive or retain payments in respect of the Notes pursuant to the Indenture.

ARTICLE XII

Conversion

SECTION 12.01. General; Conversion Privilege. Subject to and upon compliance with the provisions of Article IV of this Supplemental Indenture and this Article XII, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion of the principal amount of a Note, if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, at an initial conversion rate of 42.0159 shares of Common Stock (the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 12.02 below, the “Conversion Obligation”). The Conversion Rate shall be subject to adjustment in accordance with Sections 12.05 through 12.12 of this Supplemental Indenture.

SECTION 12.02. Conversion Procedure and Settlement upon Conversion.

(a) Upon conversion of any Note, the Company shall deliver to the converting Holder or such converting Holder’s nominee or nominees, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the product of (i) the aggregate principal amount of Notes to be converted divided by $1,000 and (ii) the Conversion Rate, together with a cash payment, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 12.02(f) of this Supplemental Indenture, on the third Business Day immediately following the relevant Conversion Date (as defined below). The Person in whose name any shares of Common Stock due upon such conversion are to be registered shall be treated as the stockholder of record of such shares as of the close of business on the relevant Conversion Date of such conversion, and either stock certificates shall be delivered, or a book-entry transfer through the Depositary shall be made, in either case together with a cash payment, if applicable, in lieu of any fractional share, to such Person for such shares of Common Stock on such third Business Day, except in connection with any Merger Event in accordance with Section 12.09 of this Supplemental Indenture and as provided in Section 12.12 of this Supplemental Indenture. Prior to such time, a Holder, as such, shall not be entitled to any rights relating to such shares of Common Stock, including, among other things, the right to vote, tender in a tender offer, and receive dividends and other distributions and notices of stockholder meetings. On and after such Conversion Date, all rights of the Holder(s) of such Note with respect to such Note shall terminate, other than the right to receive the consideration due upon such conversion in accordance with the Indenture (except that, if such Conversion Date is after an Interest Record Date and before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent).

(b) To convert a Note that is a certificated Note, a Holder must do each of the following:

(i) complete and manually sign the Conversion Notice on the back of the Note, or a facsimile of the Conversion Notice, and deliver such Conversion Notice to the Conversion Agent;

(ii) surrender the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) pay all transfer or similar taxes, if any, as required by Section 12.03 of this Supplemental Indenture; and

(v) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in clause (c) of this Section 12.02 of this Supplemental Indenture.

If a Holder’s interest in a Note is a beneficial interest in a Global Note, in order to convert the Note the Holder must comply with (iii), (iv) and (v) of clause (b) above for conversions of certificated Notes and comply with the Depositary’s procedures for converting a beneficial interest in a Global Note. No Conversion Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Repurchase Notice in accordance with Section 4.03 of this Supplemental Indenture.

A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth above in this clause (b) with respect to such Note. From and after the Conversion Date, such Note shall cease to be outstanding, and interest, if any, shall cease to accrue on such Note unless there shall be a Default in the delivery of the shares of Common Stock (and payment of cash in lieu of any fractional share) deliverable (or payable) hereunder upon such conversion (except that, if such Conversion Date is after an Interest Record Date and before the immediately following Interest Payment Date, then accrued and unpaid interest on such Note to, but excluding, such Interest Payment Date shall be paid, on such Interest Payment Date, to the Holder of record of such Note at the close of business on such Interest Record Date without any requirement to surrender such Note to the Paying Agent).

A Holder may obtain copies of the required form of Conversion Notice from the Conversion Agent.

(c) Upon conversion of a Note in accordance with this Article XII, the Holder of such Note shall not be entitled to receive, on account of such conversion, any separate cash payment or shares for accrued and unpaid interest, except as provided in the immediately following sentence. The Company’s delivery of the consideration due upon any conversion of a Note shall be deemed to satisfy in full the Company’s Obligation to pay (i) the principal amount of such Note, and (ii) accrued and unpaid interest to, but excluding, the Conversion Date of such conversion. As a result, accrued and unpaid interest to, but excluding, such Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. If a Holder surrenders a Note for conversion after the close of business on an Interest Record Date and prior to the open of business on the immediately following Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Note on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Interest Record Date; provided, however, that such Note, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such Interest Payment Date on the portion of such Note to be so converted, except that no such payment is required (i) if the Company shall have specified a Fundamental Change Repurchase Date that is after such Interest Record Date and on or prior to such Interest Payment Date, (ii) if the Conversion Date for such conversion is after the Interest Record Date that immediately precedes the Maturity Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists as of the Conversion Date.

(d) If a Holder converts more than one Note at the same time, the number of full shares of Common Stock issuable, if any, upon such conversion shall be based on the total principal amount of all Notes converted.

(e) Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

(f) The Company shall not issue any fractional shares of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion of a Note based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.

SECTION 12.03. Taxes On Conversion. If a Holder converts its Note, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of shares of Common Stock upon such conversion, if any, unless the tax is due because such Holder requests that the shares of Common Stock be issued in a name other than such Holder’s name, in which case such Holder shall pay such tax. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 12.04. Company to Provide Stock. The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the outstanding Notes (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

All shares of Common Stock which may be issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock, if applicable, upon conversion of Notes.

SECTION 12.05. Conversion Rate Adjustments. The Conversion Rate shall be subject to adjustment from time to time only as set forth below; provided, however, that the Company shall not make any adjustments to the Conversion Rate if Holders participate (as a result of holding the Notes, and at the same time as the holders of Common Stock participate) in any of the transactions described in this Section 12.05 as if such Holders held a number of shares of Common Stock equal to the Conversion Rate immediately prior to the event that otherwise would result in a Conversion Rate adjustment, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert their Notes.

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR’ = the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and OS’ = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this Section 12.05(a) shall become effective immediately after (x) the open of business on the Ex-Dividend Date for such dividend or distribution or (y) the open of business on the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this Section 12.05(a) is declared but not so paid or made, the new Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of Common Stock any rights or warrants entitling them to purchase, for a period of not more than 45 days after the declaration date for the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	OS0 + X
OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’ = the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0 = the number of shares of the Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution.

For the purposes of this Section 12.05(b) in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable upon exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.

Any increase made under this Section 12.05(b) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If any right or warrant described in this Section 12.05(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to distribute such rights or warrants, to the Conversion Rate that would then be in effect if the distribution had not been declared.

(c) If the Company distributes shares of Capital Stock, evidences of the Company’s indebtedness or other assets or property or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding:

(i) dividends, distributions, rights or warrants as to which an adjustment was effected pursuant to Section 12.05(a) or Section 12.05(b) of this Supplemental Indenture;

(ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 12.05(d) of this Supplemental Indenture; and

(iii) spin-offs to which the provisions set forth below in this Section 12.05(c) shall apply,

then the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 – FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’ = the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex–Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of shares of Capital Stock, evidence of indebtedness, assets, property, rights or warrants, distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 12.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

An adjustment to the Conversion Rate made pursuant this Section 12.05(c) shall become effective immediately after the open of business on the Ex-Dividend Date for the applicable distribution.

With respect to an adjustment pursuant to this Section 12.05(c) where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are, or when issued, will be, traded on a U.S. national securities exchange (each, a “spin-off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

CR’ = CR0 x	FMV0 + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the tenth Trading Day immediately following, and including, the effective date of the spin-off;

CR’ = the new Conversion Rate in effect immediately after the tenth Trading Day immediately following, and including, the effective date of the spin-off;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period immediately following, and including, the effective date of the spin-off; and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the effective date of the spin-off.

The adjustment to the Conversion Rate described in this Section 12.05(c) shall occur immediately after the tenth Trading Day immediately following, and including, the effective date of the spin-off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the ten Trading Days following the effective date of any spin-off, references within the portion of this Section 12.05(c) related to “spin-offs” to ten trading days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such spin-off and the relevant Conversion Date.

If any dividend or distribution described in this Section 12.05(c) is declared but not so paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 12.05(c) (and subject in all respect to Section 12.11 of this Supplemental Indenture), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.05(c) (and no adjustment to the Conversion Rate under this Section 12.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 12.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 – C

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’ = the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C = the amount in cash per share the Company distributes to holders of Common Stock.

Such an adjustment to the Conversion Rate made pursuant to this Section 12.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the applicable dividend or distribution. If any dividend or distribution described in this Section 12.05(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS’)
OS0 x SP’

where,

CR0 = the Conversion Rate in effect at the close of business on the last Trading Day of the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

CR’ = the new Conversion Rate in effect immediately following the last Trading Day of the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of such tender or exchange offer (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’ = the number of shares of Common Stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender or exchange offer); and

SP’ = the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate pursuant to this Section 12.05(e) shall become effective immediately following the tenth Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the ten Trading Days following the date that any tender or exchange offer expires, references within this Section 12.05(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described in Section 12.02 based on an adjusted Conversion Rate for such Ex-Dividend Date, then notwithstanding the foregoing conversion rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment

(f) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) of this Section 12.05, the Company may from time to time, subject to any applicable stock exchange listing requirements, increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the Company’s best interest. Any such determination by the Board of Directors shall be conclusive. The Company also may, in its sole discretion, increase the Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Capital Stock) or from any event treated as such for tax purposes. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Security Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

SECTION 12.06. No Adjustment. Notwithstanding anything to the contrary contained in Section 12.05 of this Supplemental Indenture:

(a) No adjustment to the Conversion Rate shall be made except as specifically set forth in this Article XII. Without limiting the generality of the foregoing, except as expressly provided in this Article XII, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities

(b) No adjustment to the Conversion Rate pursuant to this Article XII shall be required unless the adjustment would require an increase or decrease of at least one percent (1.0%) in the Conversion Rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than one percent (1.0%) shall be carried forward and be made on the first to occur of (i) any subsequent adjustment, (ii) the first day of the next calendar year and (iii) any conversion of the Notes.

(c) If the application of the Conversion Rate adjustment provisions of Section 12.05 of this Supplemental Indenture would result in a decrease in the Conversion Rate, then no adjustment to the Conversion Rate shall be made (other than as a result of a share combination and readjustments as expressly provided in Section 12.05 of this Supplemental Indenture).

(d) Without limiting the foregoing, the Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest, including Defaulted Interest, if any.

SECTION 12.07. Notice of Adjustment. Whenever the Conversion Rate is adjusted the Company shall mail, within 15 calendar days following such adjustment, a notice of such adjustment to Holders at the addresses appearing on the Security Registrar’s books and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

SECTION 12.08. Adjustment of Prices. Whenever any provision of the Base Indenture requires the Company to calculate the Last Reported Sale Price or the Stock Price (as defined below) for purposes of a Make-Whole Fundamental Change, the Board of Directors shall make appropriate adjustments to such Last Reported Sale Prices or the Stock Price, as applicable, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Price or the Stock Price is to be calculated.

SECTION 12.09. Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion.

(a) In the event of:

(i) any recapitalization, reclassification or change of the Common Stock;

(ii) a consolidation, merger, binding share exchange or combination involving the Company;

(iii) a sale or other transfer to another Person or entity of all or substantially all of the Company’s assets; or

(iv) any statutory share exchange,

in each case, in which holders of Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their Common Stock (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities, other property, assets or cash that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture pursuant to Section 901(10) of the Base Indenture providing for such change in the right to convert each $1,000 principal amount of Notes. In addition, any increase in the Conversion Rate pursuant to Section 12.12 of this Supplemental Indenture will not be payable in additional shares of Common Stock but will represent a right to receive the aggregate amount of Reference Property into which the additional shares of Common Stock would convert in the Merger Event from the surviving entity (or a direct or indirect parent thereof). If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Make-Whole Applicable Increase pursuant to Section 12.12 of this Supplemental Indenture), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date.

(b) The supplemental indenture referred to in clause (a) of this Section 12.09 shall provide for adjustments with respect to shares of stock or securities convertible into shares of stock included in Reference Property which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article XII. If the Reference Property includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such transaction, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes, including the Fundamental Change Repurchase Right, as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing.

(c) The provisions of this Section 12.09 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales or other transfers.

(d) In the event the Company shall execute a supplemental indenture pursuant to this Section 12.09, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Notes upon the conversion of their Notes after such Merger Event and any adjustments with respect to shares of stock or securities convertible into shares of stock included in Reference Property to be made on account of such Merger Event.

SECTION 12.10. Trustee’s Disclaimer. The Trustee has no duty to determine when an adjustment under this Article XII should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.07 of this Supplemental Indenture. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued or delivered upon conversion of Notes, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article XII. The Trustee has no duty to determine whether a supplemental indenture under Section 12.09 of this Supplemental Indenture needs to be entered into or whether any provisions of any supplemental indenture are correct. Each Conversion Agent (other than the Company or an affiliate of the Company) shall have the same protection under this Section 12.10 as the Trustee.

SECTION 12.11. Rights Distributions Pursuant to Stockholders’ Rights Plans. Upon conversion of any Note or a portion thereof, the Company shall make provisions for the Holder thereof, to the extent such Holder is to receive any shares of Common Stock, if any, upon such conversion, to receive, in addition to, and concurrently with the delivery of, the consideration otherwise deliverable hereunder upon such conversion, the rights described in any stockholder’s rights plan the Company may have in effect at such time, unless such rights have separated from the Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 12.05(c) of this Supplemental Indenture. A further adjustment shall occur as described in Section 12.05(c) above if such rights become exercisable to purchase different securities, evidences of indebtedness, or assets, subject to readjustment in the event of the expiration, termination or redemption of such right.

SECTION 12.12. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection With Make-Whole Fundamental Changes.

(a) Notwithstanding anything in the Indenture or the Notes to the contrary, if the date a Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) is prior to the Maturity Date, then the Conversion Rate applicable to each Note to be converted shall, if the applicable Conversion Notice therefor is received by the Conversion Agent at any time from, and including, the Effective Date of such Make-Whole Fundamental Change to, and including, the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date (or, if such Make-Whole Fundamental Change would have constituted a Fundamental Change but for an exception to or exclusion from the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change), be increased to an amount equal to the Conversion Rate that would, but for this Section 12.12, otherwise apply to such Note pursuant to this Article XII, plus an amount equal to the Make-Whole Applicable Increase.

(b) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the number of additional shares of Common Stock to be added to the Conversion Rate per $1,000 principal amount of Notes, set forth in the table below, which corresponds to the Effective Date of such Make-Whole Fundamental Change and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in such Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, during such five consecutive Trading Day period.

(c) The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(d) The Stock Prices set forth in the column headings of the table in clause (e) below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Make-Whole Applicable Increase set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 12.05 of this Supplemental Indenture.

(e) The following table sets forth the Make-Whole Applicable Increase to be received per $1,000 principal amount of Notes pursuant to this Section 12.12 for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$17.63	$20.00	$22.50	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00

September 11, 2012	14.7055	12.2633	9.8008	7.9967	5.5968	4.1259	3.1626	2.0173	1.3821	0.9882	0.7245

September 15, 2013	14.7055	11.9818	9.3912	7.5229	5.0978	3.6626	2.7533	1.7143	1.1613	0.8263	0.6043

September 15, 2014	14.7055	11.5213	8.7751	6.8369	4.4077	3.0437	2.2229	1.3412	0.8999	0.6401	0.4693

September 15, 2015	14.7055	10.7523	7.8104	5.8020	3.4264	2.2097	1.5422	0.8987	0.6056	0.4370	0.3243

September 15, 2016	14.7055	9.5414	6.2620	4.1653	1.9883	1.1014	0.7177	0.4252	0.3035	0.2278	0.1729

September 15, 2017	14.7055	7.9841	2.4285	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(f) The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Make-Whole Applicable Increase will be determined by straight-line interpolation between the Make-Whole Applicable Increase set forth for the higher and lower Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is in excess of $80.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Make-Whole Applicable Increase will be zero and the Conversion Rate will not be increased pursuant to this Section 12.12; and

(iii) if the Stock Price is less than $17.63 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the Make-Whole Applicable Increase will be zero and the Conversion Rate will not be increased pursuant to this Section 12.12.

(g) Notwithstanding the foregoing, in no event will the total number of shares of Common Stock upon conversion exceed 56.7214 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate.

SECTION 12.13. Notice to Holders Prior to Certain Actions. In case of any:

(i) action by the Company or one of its Subsidiaries that would (as anticipated based on circumstances in effect at the time notice would be due under this Section 12.13, as determined in good faith by the Board of Directors) require an adjustment in the Conversion Rate pursuant to Section 12.05 of this Supplemental Indenture;

(ii) Merger Event; or

(iii) voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

SECTION 12.14. Calculation of Adjustments. All calculations and other determinations under this Article XII shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share or nearest cent, as applicable.

SECTION 12.15. Conversion Responsibilities of Trustee and Conversion Agent. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment to the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed herein or in any supplemental indenture in making the same, or whether a supplemental indenture need be entered into, or to perform any calculations hereunder. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, that may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 601 of the Base Indenture, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article XII.

ARTICLE XIII

Subordination

SECTION 13.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, interest, Additional Interest, if any, and any other Obligations on, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article XIII, to the prior payment in full in cash or cash equivalents of all Obligations due in respect of existing and future Senior Indebtedness, including Senior Indebtedness created, incurred, assumed or guaranteed after the Closing Date.

SECTION 13.02. Liquidation; Dissolution; Bankruptcy. The holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of Senior Indebtedness (including, with respect to Designated Senior Indebtedness, any interest accruing after the commencement of any proceeding described in this Section 13.02 at the rate specified in the applicable Designated Senior Indebtedness, whether or not interest is an allowed claim enforceable against the Company in such proceeding) before the Holders shall be entitled to receive any payment with respect to the Notes, including any amount payable upon acceleration of the Notes, any payment to acquire any of the Notes for cash, property or securities or any distribution with respect to the Notes of any cash, property or securities, in the event of any distribution to creditors of the Company:

(a) in a liquidation or dissolution of the Company;

(b) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(c) in an assignment for the benefit of the Company’s creditors; or

(d) in any marshaling of the Company’s assets and liabilities.

SECTION 13.03. Default on Designated Senior Indebtedness.

(a) The Company shall not make any payment or distribution to the Trustee or any Holder in respect of any Obligations with respect to the Notes, including any amount payable upon acceleration of the Notes, if:

(i) a payment default on Designated Senior Indebtedness occurs and is continuing; or

(ii) any other default (a “Non-Payment Default”) occurs and is continuing on any series of Designated Senior Indebtedness that permits holders of that series of Designated Senior Indebtedness to accelerate its maturity and the Trustee receives actual notice of such default (a “Payment Blockage Notice”) from the Company, a Senior Debt Agent for such Designated Senior Indebtedness or the holders of at least a majority of the outstanding principal amount of such Designated Senior Indebtedness.

(b) The Company may and shall resume payments on, and distributions in respect of, the Notes: (i) in the case of a payment default in respect of Designated Senior Indebtedness, upon the date on which such default is cured or waived; and (ii) in the case of a Non-Payment Default in respect of Designated Senior Indebtedness, upon the earlier of (x) the date on which such Non-Payment Default is cured or waived and (y) 179 days after the date on which the applicable Payment Blockage Notice is received unless the maturity on any Designated Senior Indebtedness has been accelerated. In addition, no new Payment Blockage Notice may be delivered unless and until: (1) at least 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and (2) all scheduled payments of principal of, interest and Additional Interest, if any, on, the Notes that have come due have been paid in full in cash.

(c) No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

(d) If the Trustee or any Holder receives any payment of any Obligations with respect to the Notes when: (i) the payment is prohibited by this Article XIII and (ii) the Trustee or such Holder has actual knowledge that the payment is prohibited, the Trustee or such Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Indebtedness. Upon the proper written request of the holders of Senior Indebtedness, the Trustee or such Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Indebtedness or their proper representative.

SECTION 13.04. Acceleration of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness and the Senior Debt Agents of the acceleration.

SECTION 13.05. When Distribution Must be Paid Over.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XIII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XIII, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 13.06. Notice by the Company.

The Company shall promptly notify the Trustee in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article XIII, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article XIII.

SECTION 13.07. Subrogation.

After all Senior Indebtedness has been paid in full and until the Notes have been paid in full, the Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article XIII to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 13.08. Relative Rights.

This Article XIII defines the relative rights of the Holders and the holders of Senior Indebtedness. Nothing in this Indenture shall:

(a) impair, as between the Company and the Holders, the Obligation of the Company, which is absolute and unconditional, to pay principal of, and interest and Additional Interest, if any, on, the Notes in accordance with their terms;

(b) affect the relative rights of the Holders and creditors of the Company other than their rights in relation to the holders of Senior Indebtedness; or

(c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of the holders of Senior Indebtedness to receive distributions and payments otherwise payable to the Holders.

If the Company fails because of the prohibitions in this Article XIII to pay principal of, or interest or Additional Interest, if any, on, or comply with its obligations to convert, the Notes on the due date, whether such failure is a Default or Event of Default, as applicable, will be determined without regard to such prohibitions.

SECTION 13.09. Subordination May Not Be Impaired by the Company.

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with the Indenture.

SECTION 13.10. Rights of Trustee and Paying Agent.

Notwithstanding this Article XIII or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article XIII. Only the Company may give the notice. Nothing in this Article XIII shall apply to or impair the claims of, or payments to, the Trustee under or pursuant to Section 703 of the Base Indenture.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any of the Conversion Agent, Paying Agent, and Security Registrar may do the same with like rights.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company or a Senior

Debt Agent to establish that such notice has been given by a holder of such Senior Indebtedness of the Company or such Senior Debt Agent. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company or such Senior Debt Agent to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held or represented by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article XIII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

SECTION 13.11. Authorization to Effect Subordination.

Each Holder, by the Holder’s acceptance of the Notes, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XIII, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt as contemplated by Section 8.10 hereof at least 30 days before the expiration of the time to file such claim, the Senior Debt Agents are hereby authorized to file an appropriate claim for and on behalf of the Holders.

ARTICLE XIV

Miscellaneous

SECTION 14.01. Governing Law. The laws of the State of New York shall govern this Supplemental Indenture, the Notes and the Guarantees (without regard to the conflicts of laws provisions thereof).

SECTION 14.02. The Trustee. The Trustee is U.S. Bank National Association. The Trustee will be permitted to engage in transactions with the Company and its Subsidiaries; provided, however, if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign upon the occurrence of an Event of Default pursuant to Section 608 of the Base Indenture.

In case an Event of Default, of which a trust officer shall have actual knowledge or shall have received actual notice, occurs and is continuing, the Trustee shall exercise its rights and powers vested in it by the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under similar circumstances in the conduct of its own affairs. Subject to the TIA, the Trustee may refuse to perform any duty or exercise any right or power under the Indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

SECTION 14.03. No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

SECTION 14.04. Successors and Assigns. All covenants and agreements of the Company in the Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in the Indenture shall bind its successors and assigns.

SECTION 14.05. Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 14.06. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Indenture and the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes (including Additional Interest, if any) and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on the Holders. Upon request from the Trustee, the Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of such Holder at the sole cost and expense of the Company.

SECTION 14.07. Repayment to the Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another Person and all liability of the Trustee or the Paying Agent with respect to such money shall cease.

SECTION 14.08. Acknowledgment Under the TIA. Each Guarantor acknowledges that, by virtue of its Guarantee, it is becoming an “obligor” on indenture securities under the TIA.

SECTION 14.09. Incorporation by Reference of TIA.

(a) Whenever this Supplemental Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

(b) The following Trust Indenture Act terms used in this Supplemental Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means the Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and each Guarantor and any successor obligor upon the Notes.

(c) All other terms in this Supplemental Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act and not otherwise defined herein have the meanings so assigned to them either in the Trust Indenture Act, by another statute or SEC rule, as applicable.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Indenture by their officers thereunto as of this 11th day of September, 2012.

M/I HOMES, INC.

By:	/s/ Phillip G. Creek
Name:	Phillip G. Creek
Title:	Executive Vice President and Chief Financial Officer

GUARANTORS

Northeast Office Venture, Limited Liability Company
M/I Homes Service, LLC
M/I Homes of Central Ohio, LLC
M/I Homes of Cincinnati, LLC
M/I Homes of DC, LLC
Prince Georges Utilities, LLC
Wilson Farm, L.L.C.
The Fields at Perry Hall, L.L.C.
M/I Homes of Chicago, LLC
M/I Homes of Houston, LLC
M/I Homes of Tampa, LLC
M/I Homes of West Palm Beach, LLC
M/I Homes of Orlando, LLC
MHO Holdings, LLC
MHO, LLC
M/I Homes of Raleigh, LLC
M/I Homes of Charlotte, LLC
M/I Homes First Indiana LLC
M/I Homes of San Antonio, LLC
M/I Homes of Grandview Yard, LLC

By:	/s/ J. Thomas Mason
Name:	J. Thomas Mason
Title:	Secretary

M/I Properties LLC
M/I Homes of Florida, LLC
M/I Homes Second Indiana LLC

By: M/I Homes, Inc., its Sole Member

By:	/s/ J. Thomas Mason
Name:	J. Thomas Mason
Title:	Secretary

M/I Homes of Indiana, L.P.

By:	M/I Homes First Indiana, its
Sole General Partner

By:	/s/ J. Thomas Mason
Name:	J. Thomas Mason
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ David A. Schlabach
Name: David A. Schlabach
Title: Vice President

EXHIBIT A

[FORM OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.: 55292PAA3

ISIN No.: US55292PAA30

M/I HOMES, INC.

3.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2017

No. [ ]	Initially $[ ]

Interest Rate: 3.25% per annum.

Interest Payment Dates: March 15 and September 15, commencing March 15, 2013.

Interest Record Dates: March 1 and September 1 preceding March 15 or September 15, respectively (whether or not such day is a Business Day).

M/I Homes, Inc., an Ohio corporation (the “Company,” which term includes any successor entities), for value received, promises to pay to CEDE & CO. or registered assigns, on September 15, 2017, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not exceed $57,500,000 in aggregate principal amount at any time, in accordance with the rules and procedures of the Depositary, together with interest thereon as hereinafter provided.

The laws of the State of New York shall govern the Indenture, the Notes and the Guarantees (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, M/I Homes, Inc. has caused this Note to be signed manually or by facsimile by its duly authorized officer.

M/I HOMES, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned

Indenture.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

3.25% Convertible Senior Subordinated Note due 2017

1. Interest. M/I Homes, Inc., an Ohio corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum set forth above. Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid, from September 11, 2012, to, but excluding, the next Interest Payment Date set forth above until September 15, 2017. The Company shall pay interest semi-annually in arrears on each Interest Payment Date set forth above, commencing as of the Interest Payment Date referred to above, to Holders of record at the close of business on the applicable Interest Record Date set forth above. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

Additional Interest will be payable on this Note as set forth in Section 8.14(a) of the Supplemental Indenture and Defaulted Interest on this Note as set forth in Section 3.02(f)(iv) of the Supplemental Indenture will be payable on any Defaulted Amounts at the rate of interest borne by the Notes, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company in accordance with the Indenture.

Any reference to interest on, or in respect of, this Note herein or in the Indenture shall be deemed to include any Defaulted Interest if, in such context, Defaulted Interest is, was or would be payable pursuant to Section 3.02(f)(iv) of the Supplemental Indenture. Any express mention of Defaulted Interest in any provision of this Note or the Indenture shall not be construed as excluding Defaulted Interest in those provisions hereof or thereof where such express mention is not made.

2. Method of Payment. Subject to the terms and conditions of the Indenture, the Company shall (a) pay interest on the Notes as set forth above, and (b) make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to the Paying Agent to collect in respect of the Note such Fundamental Change Repurchase Price or the principal amount on the Maturity Date, as the case may be. As provided in and subject to the provisions of the Indenture, the Company shall pay any amounts due in respect of the Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose as described under paragraph 4 below.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including, without limitation, the Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

3. Maturity. The Notes will mature on September 15, 2017, unless earlier converted or repurchased.

4. Paying Agent, Conversion Agent and Security Registrar. Initially, the Trustee will act as Paying Agent, Security Registrar and Conversion Agent, and its agency in the Corporate Trust Office, as a place where Notes may be presented for payment, conversion or for registration of transfer. The Company may change any Paying Agent, Security Registrar or Conversion Agent without notice. The Company and its affiliates may not act as Paying Agent or Conversion Agent.

5. Indenture. The Company issued the Notes under an Indenture dated as of September 11, 2012, among the Company, the Guarantors and the Trustee (the “Base Indenture”), as supplemented by that certain Supplemental Indenture dated as of September 11, 2012 (the “Supplemental Indenture”) (the Base Indenture, as so supplemented, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 in effect at the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

The Notes are general unsecured senior subordinated obligations of the Company. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. Optional Redemption. The Company shall not be permitted to redeem the Notes prior to the Maturity Date.

7. Repurchase at Option of Holder upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Notes shall have the right, at the Holder’s option, to require the Company, upon the Holder’s satisfaction of certain conditions set forth in the Indenture, to repurchase all or any part (equal to integral multiples of $1,000 in principal amount) of such Holder’s Notes on a date selected by the Company in accordance with the terms of the Indenture (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than 35 calendar days, nor earlier than 20 calendar days, after the date the Fundamental Change Notice is mailed to the Holders in accordance with the Indenture, at a price, payable in cash, equal to the Fundamental Change Repurchase Price for such Notes.

8. Conversion. Subject to the terms and conditions of the Indenture, the Notes are convertible in whole or in part (and if in part, in integral multiples of $1,000 principal amount) into shares of Common Stock in accordance with Article XII of the Supplemental Indenture.

The initial Conversion Rate is 42.0159 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in accordance with the provisions of the Indenture. The Company will pay cash in lieu of any fractional share. Each conversion of a Note will be settled in accordance with the Indenture.

To convert a Note that is a certificated Note, a Holder must (i) complete and manually sign the Conversion Notice on the back of the Note, or a facsimile of the Conversion Notice, and deliver such Conversion Notice to the Conversion Agent, (ii) surrender the Note to the Conversion Agent, (iii) if required, furnish appropriate endorsements and transfer documents, (iv) pay all transfer or similar taxes, if any, as required by Section 12.03 of the Supplemental Indenture, and (v) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(c) of the Supplemental Indenture; provided, however, that if such Note is represented by a Global Note, then in order to convert, the Holder must comply with the requirements (iii), (iv) and (v) above and comply with the Depositary’s procedures for converting a beneficial interest in a Global Note.

If a Holder surrenders a Note for conversion after the close of business on an Interest Record Date and prior to the open of business on the immediately following Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Note on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Interest Record Date; provided, however, that such Note, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such Interest Payment Date on the portion of such Note to be so converted, except that no such payment is required (i) if the Company shall have specified a Fundamental Change Repurchase Date that is after such Interest Record Date and on or prior to such Interest Payment Date, (ii) if the Conversion Date for such conversion is after the Interest Record Date that immediately precedes the Maturity Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exist as of the Conversion Date.

9. Guarantee. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

10. Denominations; Transfer; Exchange. The Notes are in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Company and the Trustee may require payment to cover any transfer tax, fee or similar governmental charge payable in connection therewith where required by law (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Article IV or Article XII of the Supplemental Indenture) or permitted pursuant to Section 12.03 of the Supplemental Indenture. The Company is not required to effect any transfer or exchange of Notes in certain situations, as set forth in the Indenture.

11. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

12. Defaults and Remedies. The Notes may become immediately due and payable in full after the occurrence of an Event of Default if certain conditions are satisfied, as provided in the Indenture.

13. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14. No Recourse against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company or a Guarantor shall have any liability for any obligations of the Company under the Notes or the Indenture, any obligation of such Guarantor under the Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Ranking. The Notes shall be direct, unsecured senior subordinated obligations of the Company and shall be subordinated in right of payment to all Senior Indebtedness, equal in right of payment to any future senior subordinated indebtedness and senior in right of payment to future subordinated indebtedness. The Guarantees shall be direct, unsecured, senior subordinated obligations of the Guarantors and shall be subordinated to any Senior Indebtedness, and shall rank equally in right of payment with all other unsecured senior subordinated indebtedness of the Guarantors and senior in right of payment to any subordinated indebtedness of the Guarantor.

16. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes, the Indenture or a Guarantee, the predecessor corporation will be released from those obligations.

17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

M/I Homes, Inc.

3 Easton Oval

Suite 500

Columbus, Ohio 43219

Attention: Secretary

SCHEDULE OF EXCHANGES OF NOTES

M/I HOMES, INC.

3.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2017

The initial principal amount of this Global Note is ($        ). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

ASSIGNMENT FORM

M/I HOMES, INC.

3.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2017

If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint             , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by an “eligible guarantor institution,” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

ATTACHMENT 2

FORM OF REPURCHASE NOTICE

M/I HOMES, INC.

3.25% CONVERTIBLE SENIOR NOTES DUE 2017

Certificate No. of Note:

If you want to elect to have this Note repurchased by the Company pursuant to Section 4.03 of the Supplemental Indenture, check the box: ☐

If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 4.03 of the Supplemental Indenture, as applicable, state the principal amount to be so repurchased by the Company:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appears on the other side of this Note)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

ATTACHMENT 3

FORM OF CONVERSION NOTICE

M/I HOMES, INC.

3.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2017

To convert this Note in accordance with the Indenture, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the shares of Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Note)
Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

EXHIBIT B

NOTATION OF GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of September 11, 2012 (the “Base Indenture”), as supplemented by the Supplemental Indenture, dated as of September 11, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) by and among M/I Homes, Inc., as issuer, the Guarantors, as guarantors, and U.S. Bank National Association, as Trustee, and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article XI of the Supplemental Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Supplemental Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

B-1

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

Northeast Office Venture, Limited Liability Company
M/I Homes Service, LLC
M/I Homes of Central Ohio, LLC
M/I Homes of Cincinnati, LLC
M/I Homes of DC, LLC
Prince Georges Utilities, LLC
Wilson Farm, L.L.C.
The Fields at Perry Hall, L.L.C.
M/I Homes of Chicago, LLC
M/I Homes of Houston, LLC
M/I Homes of Tampa, LLC
M/I Homes of West Palm Beach, LLC
M/I Homes of Orlando, LLC
MHO Holdings, LLC
MHO, LLC
M/I Homes of Raleigh, LLC
M/I Homes of Charlotte, LLC
M/I Homes First Indiana LLC
M/I Homes of San Antonio, LLC
M/I Homes of Grandview Yard, LLC

By:
Name:	J. Thomas Mason
Title:	Secretary

M/I Properties LLC
M/I Homes of Florida, LLC
M/I Homes Second Indiana LLC

By: M/I Homes, Inc., its Sole Member

By:
Name:	J. Thomas Mason
Title:	Secretary

B-2

M/I Homes of Indiana, L.P.

By:	M/I Homes First Indiana, its Sole General Partner

By:
Name:	J. Thomas Mason
Title:	Secretary

B-3